Exhibit 10(ss)

BANK OF AMERICA CORPORATION

Plan Amendments

WHEREAS, Bank of America Corporation (the “Company”) has entered into a Securities Purchase Agreement with the United Stated Department of Treasury (the “Agreement”) as part of the Capital Purchase Program under the Emergency Economic Stabilization Act of 2008 (“EESA”); and

WHEREAS, pursuant to Section 1.2(d)(iv) of the Agreement, the Company is required to amend its “Benefit Plans” with respect to its “Senior Executive Officers” (as such terms are defined in the Agreement) to the extent necessary to comply with Section 111 of EESA; and

WHEREAS, the applicable “Benefit Plans” are the plans in which any Senior Executive Officer participates, or is eligible to participate, and the agreements to which any Senior Executive Officer is a party, that either: (i) provides for incentive or bonus compensation based on the achievement of performance goals tied to or affected by the Company’s financial results (“Financial Performance Plans”) or (ii) provides for payments or benefits upon an “applicable severance from employment” within the meaning of EESA (“Involuntary Separation Pay Arrangements”);

NOW, THEREFORE, the Company does hereby declare that each Financial Performance Plan and Involuntary Separation Pay Arrangement is hereby amended effective as of the date hereof as follows:

1.      Compliance With Section 111 of EESA.  Each Financial Performance Plan and Involuntary Separation Pay Arrangement is hereby amended by adding the following provision as a final section to such arrangement:

“Compliance With Section 111 of EESA. Solely to the extent, and for the period, required by the provisions of Section 111 of the Emergency Economic Stabilization Act of 2008 (“EESA”) applicable to participants in the Capital Purchase Program under EESA: (a) each “Senior Executive Officer” within the meaning of Section 111 of EESA shall be ineligible to receive compensation under any plan or agreement that provides for incentive or bonus compensation based on the achievement of performance goals tied to or affected by the Company’s financial results that the Compensation and Benefits Committee of the Board of Directors of the Company determines includes incentives for a Senior Executive Officer to take unnecessary and excessive risks that threaten the value of the financial institution; (b) each Senior Executive Officer shall be required to forfeit any bonus or incentive compensation paid to the Senior Executive Officer based on statements of earnings, gains, or other criteria that are later proven to be materially inaccurate; and (c) the Company shall be prohibited from making to each Senior Executive Officer and each Senior Executive Officer shall be ineligible to receive any “golden parachute payment” in connection with the Senior Executive Officer’s “applicable severance from employment,” in each case, within the meaning of Section 111 of EESA.”

2.      Continuation of Affected Plans.  Except as expressly or by necessary implication amended hereby, each Financial Performance Plan and Involuntary Separation Pay Arrangement shall continue in full force and effect.

IN WITNESS WHEREOF, Bank of America Corporation has caused this instrument to be executed by its duly authorized officer as of the 22nd day of October, 2008.

BANK OF AMERICA CORPORATION

By:	/s/ J. Steele Alphin
J. Steele Alphin, Chief Administrative Officer

Consented and agreed to:

/s/ Kenneth D. Lewis
Kenneth D. Lewis

/s/ Joe L. Price
Joe L. Price

/s/ Amy Woods Brinkley
Amy Woods Brinkley

/s/ Barbara J. Desoer
Barbara J. Desoer

/s/ Liam E. McGee
Liam E. McGee

/s/ Brian T. Moynihan
Brian T. Moynihan

WAIVER

In consideration for the benefits I will receive as a result of my employer’s participation in the United States Department of the Treasury’s TARP Capital Purchase Program, I hereby voluntarily waive any claim against the United States or my employer for any changes to my compensation or benefits that are required to comply with the regulation issued by the Department of the Treasury as published in the Federal Register on October 20, 2008.

I acknowledge that this regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements, policies and agreements (including so-called “golden parachute” agreements) that I have with my employer or in which I participate as they relate to the period the United States holds any equity or debt securities of my employer acquired through the T ARP Capital Purchase Program.

This waiver includes all claims I may have under the laws of the United States or any state related to the requirements imposed by the aforementioned regulation, including without limitation a claim for any compensation or other payments I would otherwise receive, any challenge to the process by which this regulation was adopted and any tort or constitutional claim about the effect of these regulations on my employment relationship.

Dated this 28 day of October, 2008

By:

/s/